Exhibit 3.2

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

JOY GLOBAL INC.

(Pursuant to Section 242 of the General Corporation

Law of the State of Delaware)

Joy Global Inc., organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”) does hereby certify:

1.          The Board of Directors of the Corporation adopted a resolution by unanimous written consent in lieu of a meeting in accordance with Section 141(f) and Section 242 of the General Corporation Law of the State of Delaware, to amend and restate Article III of the Amended and Restated Certificate of Incorporation of the Corporation to read, in its entirety, as follows:

“ARTICLE III: The purpose of the Corporation is:

(a)          to manufacture, buy, sell and deal in machinery, equipment and appliances of all kinds and class, including but not limited to, power shovels, excavators, mining equipment and industrial electrical equipment, and in parts and accessories therefor; and

(b)          to engage in any other lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

2.          That pursuant to a resolution of the Board of Directors, this amendment was submitted to the sole stockholder of the Corporation for its approval and was approved by it in accordance with the provisions of Sections 228 and 242 of the General Corporation Law.

3.          That this amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.          All other provisions of the Corporation’s Amended and Restated Certificate of Incorporation shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed this 5th day of April 2017.

By:	/s/ Edmund Bathelt
Name: Edmund Bathelt
Title: Executive Vice President and
General Counsel and Secretary

[Signature Page to Certificate of Amendment]